Exhibit 99.1

FHLBNY: Financial Update March 13, 2009

FHLBNY Financial Results: Key Messages "Advances Bank" Strong performance record for customers and shareholders 2008 results were solid amid the market turbulence Balance sheet is conservatively positioned

FHLBNY: A Conservative Low-Risk "Advances Bank" Notes: Data as of 3Q08. Some percentages may not add due to rounding. BALANCE SHEET COMPOSITION - 3Q08 Balances as a % of Total Assets Advances Advances Mortgage Loans MBS Total Mortgage Assets Dallas 79% Chicago 36% 18% 54% New York 79% Indianapolis 15% 12% 27% San Francisco 77% Des Moines 12% 11% 23% Atlanta 77% Cincinnati 9% 14% 22% Boston 75% Topeka 4% 16% 20% Pittsburgh 73% Pittsburgh 6% 11% 17% Des Moines 73% Seattle 7% 10% 17% Cincinnati 65% Boston 5% 11% 16% Seattle 61% Dallas 0% 13% 13% Topeka 58% San Francisco 1% 12% 13% Indianapolis 53% Atlanta 2% 11% 13% Chicago 39% New York 1% 10% 11%

FHLBNY: A Reliable Provider of Liquidity to Members FHLBNY Advances Outstanding The FHLBanks have been a ready source of liquidity for members during the current crisis. $ Billions

FHLBNY Advances Rates to Members Have Been Attractive 3 Mo and 1 Yr FHLBNY Fixed-Rate Advance vs. Respective LIBOR indices

FHLBNY's Borrower Base is Diverse Top 5 Borrowers ($ billions) Top 5 Borrowers ($ billions) Hudson City Savings Bank, FSB $ 17.5 Metropolitan Life Insurance Company $ 15.1 Manufacturers and Traders Trust Company $ 8.0 New York Community Bank $ 7.8 Astoria Federal Savings and Loan Assn. $ 3.7 Note: Par value of advances. Data as of 12/31/2008

FHLBNY Balance Sheet Growth Continued in 2008 $ Billions

Top-Line Performance Was Strong in 2008 $ Millions FHLBNY Net Income and Net Interest Income

Core Earnings Performance Was Strong in 2008 FHLBNY - Financial Results Highlights Note: $ millions

FHLBNY Dividends Have Exceeded Market Indices

FHLBNY: Profitable With Conservative Approach

FHLBank Funding Conditions Improving But Remain Difficult

Private Label MBS is a Small Portion of the FHLBNY's Portfolio Prime Residential MBS Subprime Manufactured Housing Alt-A Commercial MBS Total MBS = $12.2 B Private Label Portfolio ($ million) The FHLBNY's non-prime MBS holdings are vintage 2003 and earlier. Note: Book values. Data as of 12/31/2008